EXHIBIT 21
SUBSIDIARIES OF STARBUCKS CORPORATION
The list below excludes certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under SEC rules as of September 27, 2009.
Coffee House Holdings, Inc. (a Washington corporation)
Olympic Casualty Insurance Company (a Vermont corporation)
SCI UK I, Inc. (a Washington corporation)
Seattle Coffee Company (a Georgia corporation)
     Seattle’s Best Coffee LLC (a Washington limited liability company)
     Torrefazione Italia LLC (a Washington limited liability company)
Starbucks Brazil Commercio de Cafes Ltda. (a Brazilian corporation)
Starbucks Capital Asset Leasing Company, LLC (a Delaware limited liability company)
Starbucks Coffee Company (Australia) Pty. Ltd. (an Australian corporation)
Starbucks Coffee Canada, Inc. (a Canadian corporation)
Starbucks Coffee Holdings (UK) Limited (a UK corporation)
     Starbucks Coffee Company (UK) Limited (a UK corporation)
     Torz & Macatonia Limited (a UK corporation)
Starbucks Coffee International, Inc. (a Washington corporation)
     Alki Limited Partnership (a UK limited partnership)
               Starbucks Coffee EMEA B.V. (a Dutch private limited liability company)
                    Starbucks Manufacturing EMEA B.V. (a Dutch private limited liability company)
                    Starbucks-Marinopoulos SEE B.V. (a Dutch private limited liability company)
                         Marinopoulos Coffee Company III S.R.L. (a Romanian limited liability company)
                         Marinopoulos Coffee Company Bulgaria EOOD (a Bulgarian limited liability company)
                    Starbucks Coffee Deutschland GmbH (a German corporation)
                    Starbucks Coffee Company (Ireland) Limited (an Irish corporation)
     AmRest Coffee s.r.o. (a Czech Repulic limited liability company)
     AmRest Coffee Sp. z.o.o. (a Polish limited liability company)
     AmRest Kavezo Kft. (a Hungarian limited liability company)
     Berjaya Starbucks Coffee Company Sdn. Bhd. (a Malaysian corporation)
     Café Sirena S. de R. L. de C.V. (a Mexican limited liability company)
     Coffee Concepts (Hong Kong) Limited (a Hong Kong corporation)
          Coffee Concepts (Macau) Limited (a Macau corporation)
     Coffee Concepts (Southern China) Ltd. (a Hong Kong corporation)
          Coffee Concepts (Guangdong) Ltd. (a Chinese corporation)
          Coffee Concepts (Shenzhen) Ltd. (a Chinese corporation)
     Marinopoulos Coffee Company Cyprus Limited (a Cyprian corporation)
     Marinopoulos Coffee Company S.A. (a Greek corporation)
     President Coffee (Cayman) Holdings Ltd. (a Cayman Islands corporation)
          Shanghai President Coffee Co. (a Chinese corporation)
     President Starbucks Coffee Taiwan Limited (a Taiwanese corporation)
     Rain City C.V. (a Dutch limited partnership)
          Emerald City C.V. (a Dutch Limited Partnership)
               High Grown Investment Group (Hong Kong) Limited (a Hong Kong corporation)
                    Beijing Starbucks Coffee Company Ltd. (a Chinese corporation)
          Starbucks Coffee Trading Company Sàrl (a Swiss corporation)

               Starbucks Coffee Agronomy Company S.R.L. (a Costa Rican S.R.L.)
               Starbucks Farmer Support Center Rwanda Sarl (a Rwandan corporation)
               Starbucks Farmer Support Center Ethiopia PLC (an Ethiopian limited liability company)
     SBI Nevada, Inc. (a Nevada corporation)
     SCI Investment, Inc. (a Washington corporation)
          Starbucks Coffee Puerto Rico, LLC (a Delaware corporation)
     SCI Europe I, Inc. (a Washington corporation)
     SCI Europe II, Inc. (a Washington corporation)
     SCI Ventures, S.L. (a Spanish limited liability company)
          Starbucks Coffee Japan, Ltd. (a Japanese corporation)
     Shaya Coffee Limited (a Cypriot corporation)
          Koffee Sirena LLC (a Russian limited liability company)
     Starbucks Asia Pacific Investment Holding Limited (a Chinese corporation)
          Qingdao American Starbucks Coffee Company Limited (a Chinese corporation)
          Starbucks Coffee (Dalian) Company Limited (a Chinese corporation)
          Starbucks Coffee (Liaoning) Co., Ltd. (a Chinese corporation)
     Starbucks Asia Pacific Investment Holding II Limited (a Hong Kong corporation)
          Starbucks (China) Company Limited (a Chinese corporation)
          Starbucks (Shanghai) Supply Chain Co., Ltd. (a Chinese corporation)
     Starbucks Asia Pacific Investment Holding III Limited (a Hong Kong corporation)
          Chengdu Starbucks Coffee Company Limited (a Chinese corporation)
          Hubei Starbucks Coffee Company Limited (a Chinese corporation)
          Xi’an Starbucks Coffee Company Limited (a Chinese corporation)
     Starbucks Card Europe Limited (a UK corporation)
     Starbucks Coffee Argentina S.R.L. (an Argentine corporation)
     Starbucks Coffee Asia Pacific Limited (a Hong Kong corporation)
     Starbucks Coffee Chile S.A. (a Chilean corporation)
     Starbucks Coffee France S.A.S. (a French corporation)
     Starbucks Coffee Korea Co., Ltd. (a South Korean corporation)
     Starbucks Coffee Singapore Pte. Ltd. (a Singapore corporation)
     Starbucks-Marinopoulos Holdings B.V. (a Netherlands private limited liability company)
     Starbucks Coffee Austria GmbH (an Austrian corporation)
     Starbucks Coffee Switzerland A.G. (a Swiss corporation)
Starbucks Coffee (Thailand) Ltd. (a Thailand corporation)
Starbucks CPG International G.K. (a Japanese corporation)
Starbucks Holding Company (a Washington corporation)
Starbucks Manufacturing Corporation (a Washington corporation)
Starbucks New Venture Company (a Washington corporation)
     North American Coffee Partnership (a New York limited partnership)
Urban Coffee Opportunities, LLC (a Washington limited liability company)